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                                                                    EXHIBIT 1(H)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.


                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Class A Common Stock

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class A Common Stock (par value One Mill ($0.001) per share), such that there now exists a total of Five Billion (5,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as Class A Common Stock, with all of the preferences, conversion and other rights, voting
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         powers, restrictions, limitations as to dividends,
         qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock.

         Class A Common Stock - Special Series 1

                  SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class A Common Stock - Special Series 1 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock - Special Series 1, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as that separate series of Class A Common Stock known as Class A Common Stock - Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock - Special Series 1.

         Class A Common Stock - Special Series 2

                  THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the


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Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class A Common Stock - Special Series 2 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock - Special Series 2, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as that separate series of Class A Common Stock known as Class A Common Stock - Special Series 2, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock - Special Series 2.

         Class B Common Stock

                  FOURTH: Pursuant to Section 2-208 of Maryland General Corporation Law, the Board of Directors of the Corporation has classified Three Billion (3,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class B Common Stock (par value One Mill ($0.001) per share), such that there now exists a total of Five Billion (5,000,000,000) shares of capital stock of

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the Corporation classified as Class B Common Stock, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation Three Billion (3,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Three Million Dollars ($3,000,000)) be, and hereby are, divided into and classified as Class B Common Stock, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B Common Stock.

         Class B Common Stock - Special Series 1

                  FIFTH: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class B Common Stock - Special Series 1 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class B Common Stock - Special Series 1, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares


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         of capital stock of the Corporation (of the par value of One Mill
         ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as that separate series of Class B Common Stock known as Class B Common Stock - Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B Common Stock - Special Series 1.

         Class B Common Stock - Special Series 2

                  SIXTH: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class B Common Stock - Special Series 2 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class B Common Stock - Special Series 2, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as that separate series of Class B Common Stock known as Class B Common Stock - Special Series 2, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B Common Stock - Special Series 2.

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         Class I Common Stock - Special Series 1

                  SEVENTH: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class I Common Stock - Special Series 1 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class I Common Stock - Special Series 1, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation Two Billion (2,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000)) be, and hereby are, divided into and classified as that separate series of Class I Common Stock known as Class I Common Stock - Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class I Common Stock - Special Series 1.

         Class I Common Stock - Special Series 2

                  EIGHTH: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the

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Corporation (par value One Mill ($0.001) per share) as Class I Common Stock -
Special Series 2 (par value One Mill ($0.001) per share), such that there now exists a total of Three Billion (3,000,000,000) shares of capital stock of the Corporation classified as Class I Common Stock - Special Series 2, pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation Two Billion (2,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Million ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000)) be, and hereby are, divided into and classified as that separate series of Class I Common Stock known as Class I Common Stock - Special Series 2, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class I Common Stock - Special Series 2.

         Class K Common Stock

                  NINTH: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share ) as Class K Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:


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                           RESOLVED, that pursuant to Article VI of the Articles
         of Restatement of the Corporation Two Billion (2,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000)) be, and hereby are, divided into and classified as a separate class of Common Stock to be known as Class K Common Stock;

                           FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         Class L Common Stock

                  TENTH: Pursuant to section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class L Common Stock (par value One Mill ($0.001) per share) pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on July 10, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of Restatement of the Corporation Two Billion (2,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000) be, and hereby are, divided into and classified as a separate class of Common Stock to be known as Class L Common Stock;

                           FURTHER RESOLVED, that each share of such Class of Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of


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         redemption that are set forth in the Charter of the Corporation with respect to its shares of capital stock.

         General

                  ELEVENTH: The shares of capital stock of the Corporation classified pursuant to the resolutions set forth in Article FIRST, Article SECOND, Article THIRD, Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH and Article TENTH of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 14th day of August, 1991.

                                              PACIFIC HORIZON FUNDS, INC.


[SEAL]                                        By:      /s/ William B. Blundin
                                                       ----------------------
                                                       William B. Blundin
                                                       Executive Vice President

Attest:

/s/ James W. Bernaiche
----------------------
    James W. Bernaiche
    Assistant Secretary

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                                   CERTIFICATE

         THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

Dated: August 14, 1991              /s/ William B. Blundin
                                    ----------------------
                                        William B. Blundin
                                        Executive Vice President



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